AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as the "Agreement") is entered into this ___ day of February, 1996 by and among CUSA
Technologies, Inc., a Nevada corporation ("CTI"), New Source Computing, Inc., a Utah corporation ("NewCo"), Source Computing, Inc., an Arizona corporation
("Source"), and Richard F. Brothers, Richard C. McKenna, and
Debbie F.
Mattingly (collectively, the "Shareholders") based on the following:

                                           PREMISES

A. CTI is a publicly-held corporation, involved, among other things, in the business of providing proprietary software systems to credit unions and the health care industry. Source is a privately-held corporation that develops and markets software systems for the health care industry.

B. The Shareholders own one hundred percent (100%) of the issued and outstanding stock of Source.

C. The parties have agreed that Source will be acquired as a wholly-owned subsidiary of CTI, on the terms and conditions set forth in this Agreement.

D. The acquisition of Source by CTI shall be effected through the merger of
Source with and into NewCo, a newly formed, wholly-owned subsidiary of CTI, with NewCo as the surviving entity. In connection with the transaction, the outstanding shares of common stock of Source will be canceled in exchange for shares of restricted common voting stock of CTI, cash, and a note, all for the purposes of accomplishing a "reorganization" pursuant to Sections 368(a)(1)(A) and 368 (a)(2)(D) of the Code. After consummation of the transaction, NewCo shall succeed to the business, assets, and liabilities of Source and shall thereafter continue business as a wholly-owned subsidiary of CTI.

                                       AGREEMENT

NOW, THEREFORE, based on the stated premises, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

                                        ARTICLE I
                                       DEFINITIONS

When used herein, the following terms shall have the meanings indicated:

Section 1.01  Agreement.  This Agreement and Plan of
Merger, all Schedules
and Exhibits hereto and all amendments, modifications, and supplements hereto.

Section 1.02 Closing. The consummation of the transactions contemplated by this Agreement.

Section 1.03 Closing Date. The date on which Closing occurs.

Section 1.04 Code. The Internal Revenue Code of 1986, as amended.

Section 1.05 CTI Common Stock. The authorized common stock, par value $0.001 per share, of CTI.

Section 1.06   CTI Preferred Stock.  The authorized
preferred stock, par value
$0.001 per share, of CTI.

Section 1.07 Effective Date. The date as set forth in the closing memorandum between the parties.

Section 1.08  Exchange Act.  The Securities Exchange Act of
1934, as amended.

Section 1.09  Exchanged CTI Stock.  The shares of CTI Common
Stock to be
issued and delivered by CTI to the Shareholders pursuant to this Agreement.

Section 1.10  GAAP.  Generally accepted accounting
principles, as in effect on
the Effective Date, applied on a consistent basis.

Section 1.11  SEC.  The United States Securities and
Exchange Commission.

Section 1.12 Securities Act. The Securities Act of 1933, as amended.

Section 1.13 Source Stock. The 1,255 shares of common stock of Source, owned by the shareholders, no par value, currently issued and outstanding, which are to be converted into shares of Exchanged CTI Stock pursuant to the terms of this Agreement.

Section 1.14  Shareholders.  Richard F. Brothers, Richard C.
McKenna, and
Debbie F. Mattingly, who own one hundred percent (100%) of the issued and outstanding shares of Source Stock that will be converted into shares of
Exchanged CTI Stock pursuant to the terms of this Agreement.

                                        ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF
SOURCE
                                   AND THE SHAREHOLDERS

As an inducement to, and to obtain the reliance of CTI and NewCo, Source and the Shareholders each represent and warrant that the following are true to the best of their knowledge:

Section 2.01. Organization. Source is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Source. Included in the Source Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Source as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Source's articles of incorporation or bylaws.

Section 2.02 Approval of Agreement. The board of directors of Source and the
Shareholders have authorized the execution and delivery of this Agreement by
Source and have approved the consummation of the transactions contemplated hereby. Included in the Source Schedules is a copy of the resolutions duly adopted by the board of directors of Source and the Shareholders evidencing such approval. Such consent has not been amended, modified, rescinded or superseded and remains in full force and effect. Source has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 2.03 Authority of Shareholders. Each of the Shareholders has the right and authority, without the prior consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby. There is no lien, encumbrance or claim by any third person with respect to the Source Stock owned by the Shareholders.

Section 2.04  Capitalization of Source.   The entire
authorized capital stock
of Source consists of 100,000 shares of common stock, no par value, of which
1,255 shares are validly issued and outstanding. All of the issued and outstanding Source Stock is owned by the Shareholders. No shares of Source
Stock are reserved for issuance on the exercise of warrants or the conversion of other securities or the exercise of any other call, commitment or right to which Source or any of the Shareholders are a party or to which any of them are subject. All issued and outstanding shares have been duly authorized and validly issued, are fully paid, and nonassessable, and have not been issued in violation of any preemptive or other right of any person.

Section 2.05 Subsidiaries and Predecessor. Source has no subsidiaries or any predecessor corporation as that term is defined by GAAP.

Section 2.06  Financial Statements.

(a) Included in the Source Schedules are the unaudited balance sheets of
Source as of January 31, 1995, 1994 and 1993, and the related unaudited statements of income and retained earnings for the years then ended, together with the accompanying notes, and the unaudited balance sheet as of September
30, 1995, and the unaudited statements of income and retained earnings for the period then ended, together with the accompanying notes.

(b) Such financial statements have been prepared in accordance with GAAP, except as disclosed in the Source Schedules. Source did not have, as of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, any labilities or obligations (absolute or contingent) which should have been reflected in a combined balance sheet prepared in accordance with GAAP and all assets reflected therein present fairly the assets of Source, in accordance with GAAP. The statements of income fairly present the information required to be set forth therein in accordance with GAAP. Source maintains a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

(c) The books and records of Source and its accounting practices are sufficient to permit the preparation of audited financial statements for the periods subsequent to January 31, 1993, in accordance with GAAP and Regulation
S-B adopted under the Exchange Act. Source will maintain and preserve its books and records in such a fashion so as to permit the preparation of historical audited financial statements as may be required by the Exchange Act and the rules and regulations adopted thereunder. Source and the Shareholders will each cooperate fully and assist in the preparation of any such financial statements, at the cost of CTI.

(d) Source has filed all tax returns and all reports required by law. All such returns and reports are accurate and correct in all material respects.
There are no income taxes currently due to the federal or state governments that have not been paid. Source does not have any liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Source
Schedules and all such dates and years and periods prior thereto and for which
Source may at said date have been liable in its own right or as transferee of the assets of, or as a successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of such federal income returns have been audited or is currently being audited by the Internal
Revenue Service. Source has not made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on Source, its financial conditions, its business as presently conducted or as proposed to be conducted or any of its properties or material assets.
There are no
outstanding agreements or waivers extending the statutory period of limitations applicable to any tax returns of Source.

(e) The books and records, financial and otherwise, of Source are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of
Source. Source has maintained a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) Except as set forth in the Source Schedules, the latest of the balance sheets included in the Source Schedules or in the notes thereto, Source (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Source, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Source for the total dollar amount thereof shown on the books of Source and resulted from the regular course of business;
and (ii) the accounts receivable, invoices, and debts set forth on the Source balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Source or successor personnel and without resorting to litigation and in any event not later than one hundred eighty (180) days after the date billed.

Section 2.07  Information.  The information concerning
Source set forth in
this Agreement and in the Source Schedules is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.08 Options or Warrants. There are no existing warrants, calls, commitments or other rights of any character relating to authorized and unissued Source Stock or other securities of Source.

Section 2.09 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Source Schedules, since the date of the most recent balance sheet included in the Source Schedules:

(a) There has not been (i) any material adverse change in the business, operation, assets or financial condition of Source; or (ii) any damage, destruction or loss to Source (whether or not covered by insurance) materially and adversely affecting the business, operations, assets or financial condition of Source;

(b) Source has not (i) amended its article of incorporation or bylaws; (ii) declared or made, or agreed to declare and make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Source; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds Five Thousand Dollars ($5,000); or (viii)
made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

(c) Source has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than Five Thousand Dollars ($5,000) or assets, properties or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Source; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) Source has not become subject to any law or regulation which materially and adversely affects the business, operation, properties, assets or financial condition of Source.

Section 2.10  Title to Personal and Real Property.

(a) Except as disclosed in the most recent balance sheet included in the
Source Schedules, Source has title to all of its properties, inventory, know-how, interests in properties, and assets, which are reflected in such balance sheet or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in Source's business, free and clear of all material mortgages, security interests, royalties, liens, pledges, charges or encumbrances, except
(i) statutory liens
or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties;
and (iii) as described on the Source Schedules. All personal property held by
Source is in a state of good maintenance and repair, excepting reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

(b)  Source does not own any real property in fee simple.

(c) Included in the Source Schedules is an accurate and complete list of all personal property owned by Source or used in its business and having a purchase price of over Five Thousand Dollars ($5,000), together with a description of any mortgages, financing instruments or other encumbrances to the title to such properties. Also included in the Source Schedules are copies of all leases for real and personal property to which Source is a party. Except as disclosed in the Source Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence of postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act, which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on Source. Except as set forth in the
Source Schedules, Source has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by Source is in a state of good maintenance and repair, excepting reasonable wear and tear, and is suitable for the purposes for which it is presently being used.

Section 2.11 Intellectual Property. Source owns the entire right, title and interest in and to its proprietary intellectual property listed in the Source
Schedules, including all of the trade secrets, technology, know-how, trade names, trademarks, service marks, copyrights, patents, patent applications, registrations, and applications with respect thereto, and other proprietary information owned or used in connection with its business(collectively, the
("Intellectual Property"). Except as set forth in the Source Schedules, such
Intellectual Property is not subject to the payment of royalties or the performance of any other obligation owed to any person or entity. Neither the
Shareholders nor any other employee or former employee of Source owns, directly or indirectly, any right, title or interest in or to the Intellectual
Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance or attachment. There are no pending or threatened proceedings, litigation or other adverse claims of which Source is aware, affecting or with respect to the Intellectual
Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Source as now being conducted and as proposed to be conducted.

Section 2.12 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of Source and the Shareholders, threatened by or against Source or affecting Source or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.
Source is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, governmental agency or instrumentality.

Section 2.13  Contracts.

(a) Included in the Source Schedules is a description of every contract, agreement, distributorship, franchise, license or other agreement, arrangement or commitment to which Source is a party or by which its assets or properties are bound, which calls for the payment by Source of more than Two Thousand
Dollars ($2,000) per month, or Twenty-Four Thousand Dollars
($24,000) in the
aggregate;

(b) Except as described in this Agreement or the Source Schedules, Source is not a party to or bound by, and the properties of Source are not subject to, any contract, agreement, other commitment or instrument or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Source can now reasonably foresee) materially and adversely affect, the business operations, properties, assets or financial condition of Source; and

(c) Except as included or described in the Source Schedules or reflected in the most recent Source balance sheet, Source is not a party to any oral or written (i) contract for the employment of any officer, director or employee, whose compensation is greater than Five Thousand Dollars ($5,000) per month, which is not terminable on thirty (30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
(iii) agreement,
contract or indenture relating to the borrowing of money in amounts greater than One Thousand Dollars ($1,000) in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate, do not exceed One Thousand Dollars ($1,000); (v) consulting or other similar contracts with an unexpired term of more than one (1) year or providing for payments in excess of One Thousand Dollars ($1,000) in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Source whose compensation was or is greater that Five Thousand Dollars ($5,000) per month; or
(viii) other
contract, agreement or other commitment involving payments by it in the future of more than Ten Thousand Dollars ($10,000) in the aggregate per agreement.

Section 2.14 Material Contract Defaults. Source is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or financial condition of Source, and there is no event of default or other event which, with notice or the lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which Source has not taken adequate steps to prevent such default occurring.

Section 2.15 Insurance Claims. During the last (3) three years, Source has not filed any claims for damages, whether or not covered by insurance, for amounts greater than Five Thousand Dollars ($5,000). Source and the
Shareholders are not currently aware of any pending or unasserted claims.

Section 2.16 No Conflict with Other Instruments. The execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Source is a party or to which any of its properties or operations are subject, which would have a material adverse affect on Source.

Section 2.17 Governmental Authorizations. Source has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Source of this
Agreement and the consummation by Source of the transactions contemplated hereby.

Section 2.18 Compliance with Laws and Regulations. Source has complied with all applicable statutes and regulations of all federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or financial condition of Source or except to the extent that noncompliance would not result in the incurrence of any material liability of Source. Included in the Source Schedules is a copy of each letter of inquiry, review or investigation or other writing from or to any governmental authority, evidencing a violation or possible or alleged violation of any of the foregoing.

Section 2.19 Insurance. Included in the Source Schedules is a complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which Source maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, premiums, term, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of Source are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

Section 2.20 Transactions with Affiliates. Set forth in the Source Schedules is a description of every contract, agreement or arrangement between Source and any person who is or has ever been during the previous three (3) years an officer or director of Source or person owning of record, or known to Source to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Source and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement or arrangement was for a bona fide business purpose of Source and the amount paid or received, whether in cash, services or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Source than terms available from otherwise unrelated parties in arms' length transactions. Except as set forth in the
Source Schedules or otherwise disclosed herein, no officer or director of
Source or five percent (5%) shareholder of Source has, or has had during the preceding three (3) years, any interest, directly or indirectly, in any material transaction with Source. The Source Schedules also include a description of any commitment by Source, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

Section 2.21 Labor Agreements and Actions. Source is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of Source.
There is no strike or
other labor dispute involving Source pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of Source or (as such business is presently conducted and it is proposed to be conducted), and Source is not aware of any labor organization activity involving its employees. Source is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Source, nor does Source have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Source Schedules, the employment of each officer and employee of
Source is terminable at the will of Source.
Section 2.22 Pension Reform Act of 1974. Except as set forth in the Source Schedules, Source does not have any unfunded pension liability to the Pension Benefit Guaranty Corporation or any other person or entity in connection with any retirement, pension plan or similar arrangement.

Section 2.23  Hazardous Substances.

(a) The following words and phrases shall have the meanings indicated:

(i) "Current Actual Knowledge" shall mean that no information that would give
Source actual knowledge of the inaccuracy of any statements has come to the attention of Source and/or its directors and officers;
however, no special or
independent investigation has been undertaken to determine the accuracy of such statements.

 (ii) "Environment" shall mean soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

(iii) "Environmental Law" shall mean any environmental related law, regulation, rule, ordinance or bylaw at the federal, state or local level existing as of the date hereof.

(iv) "Hazardous Material" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance or oil as currently defined in the Resource Conservation and Recovery Act, as amended, the
Comprehensive Environmental Response, Compensation, and
Liability Act, as
amended, the Federal Clean Water Act, as amended, and any other federal, state or local environmental law, regulation, ordinance, rule or bylaw existing as of the date hereof.

 (v) "Permit" shall mean any environmental permit, license, approval, consent or authorization issued by a federal, state or local governmental authority.

(vi) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment.

(vii) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

(b) To Source's Current Actual Knowledge, Source:

(i) Does not have any material liability under any Environmental Laws applicable to its operations;
(ii) Possesses all Permits that are applicable to its operations; and

(iii) Has not been involved in a Release or Threat of Release involving any
Hazardous Material.

(c) Source has not violated any Environmental Laws applicable to its operation, the violation or noncompliance with which would have a material adverse effect on Source.

(d)  Source has not:

(i) Entered into or been subject to any consent decree, compliance order or administrative order with respect to its properties or any facilities or operation thereon:

(ii) Received written notice under the citizen suit provision of any violation of any Environmental Law in connection with its properties or any facilities of operation thereon;

(iii) Received any written request for information, notice, demand letter, administrative inquiry or claim with respect to a violation of any
Environmental Law relating to its properties or any facilities or operation thereon; or

(iv) Been subject to or threatened in writing with any governmental or citizen enforcement action with respect to a violation of any Environmental
Law on its properties or at any facilities or operation thereon.

Section 2.24 Source Schedules. Source has delivered to CTI the following schedules, which are collectively referred to as the "Source
Schedules."  The
Source Schedules shall be updated through the Closing Date and shall be certified by the chief executive officer of Source as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Source in effect as of the date of this Agreement referred to in Section
2.01;

(b) A schedule containing copies of resolutions adopted by the board of directors of Source and the Shareholders approving this Agreement and the transactions herein contemplated as referred to in Section
2.02;

(c) A schedule including the financial statements identified in Section 2.06;

(d) A schedule including copies of all federal income tax returns filed for the years ended January 31, 1995 and 1994, identified in
Section 2.06;

(e) A schedule listing the accounts receivable and notes and other obligations receivable of Source as of the date of the most recent balance sheet included in the Source Schedules or that arose thereafter other than in the ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts or other adjustments, which in the aggregate are greater that
$1,000, due to or claimed by such debtors;

(f) A schedule listing the accounts payable and notes and other obligations payable of Source as of the date of the most recent balance sheet included in the Source Schedules or that arose thereafter other than in the ordinary course of business of Source, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts or other adjustments, which in the aggregate are greater than One
Thousand Dollars ($1,000), payable by Source to any one such creditor;

(g) A schedule setting forth a description of any material adverse change in the business, operations, property, assets or financial condition of Source since the most recent balance sheet included in the Source
Schedules, required
to be provided pursuant to Section 2.09 hereof;

(h) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement or other compensation benefits to officers, directors or employees whose monthly compensation exceeds Five Thousand Dollars ($5,000) ( and descriptions of any such agreements, arrangements or practices which are not in writing), together with a schedule setting forth the name and identification of each officer, director or employee whose monthly compensation exceeds Five Thousand Dollars
($5,000) and of each former officer or former employee of Source who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than Five Thousand Dollars ($5,000) per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each
Shareholder;

(i) A schedule containing a description of all personal property owned by
Source and used in its business and having a purchase price of over Ten
Thousand Dollars ($10,000), including a description of every material mortgage, financing instrument or encumbrance to which such personal property of Source is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

(j) A schedule containing a description of each lease, rental agreement or similar instrument, including a description of each oral arrangement;

(k) A schedule setting forth the litigation and proceedings as referred to in
Section 2.12;

(l) A schedule listing all material contracts, agreements, franchises, license agreements or other commitments to which Source is a party or by which its properties are bound, as referred to in Section 2.14, but excluding those with affiliates which are described in Section 2.21;

(m)  A schedule of any insurance claims as referred to in
Section 2.15;

(n) Copies of all licenses, permits, and other governmental authorizations
(or requests or applications therefor) pursuant to which Source carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of Source), as referred to in
Section 2.17;

(o) A schedule describing the matters regarding compliance with laws and regulations, as referred to in Section 2.18;

(p) A schedule showing details of all insurance coverage as referred to in
Section 2.19;

(q) A schedule containing a description of all material contracts, leases, agreements, and other instruments between Source and any affiliates, as referred to in Section 2.20;

(r) A schedule showing the name and location of each bank or other institution in which Source has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

(s) Copies of all powers of attorney given by Source now in effect or to be in effect; and

(t) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Source Schedules by Sections 2.01 through 2.23.

                                      ARTICLE III
                           REPRESENTATIONS AND WARRANTIES
                                     OF CTI AND NEWCO

As an inducement to, and to obtain the reliance of Source and the
Shareholders, CTI and NewCo each represent and warrant as follows:

Section 3.01. Organization. CTI and NewCo are corporations duly organized, validly existing, and in good standing under the laws of the States of Nevada and Utah, respectively, and each has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which either is not qualified in which the character and location of the assets owned by either of them or the nature of the business transacted by either of them requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of CTI. Included in the CTI Schedules
(as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of CTI and NewCo as in effect on the date hereof.
The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CTI's or NewCo's articles of incorporation or bylaws.

Section 3.02 Approval of Agreement. The boards of directors of CTI and NewCo have authorized the execution and delivery of this Agreement by CTI and NewCo and have approved the consummation of the transactions contemplated hereby.
Included in the CTI Schedules are copies of resolutions duly adopted by the boards of directors of CTI and NewCo evidencing such approval. Such resolutions have not been amended, modified, rescinded or superseded and remains in full force and effect. Each of CTI and NewCo has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, and otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 3.03 Authority of CTI and NewCo. Except as set forth in the CTI
Schedules, each of NewCo and CTI has the right and authority, without the prior consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby.

Section 3.04 Capitalization of CTI The authorized capitalization of CTI consists of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are issued and outstanding, and 25,000,000 shares of common stock, par value $0.001 per share, of which 8,654,846 shares are issued and outstanding. In addition, CTI has reserved 3,008,573 shares of common stock for issuance on the exercise of outstanding and committed options, delivery of shares on a relocation agreement, the conversion of the issued and outstanding CTI Preferred Stock, and exercise of options pursuant to its
Employee Stock Purchase Plan. All issued and outstanding shares of CTI Common
Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of any preemptive or other right of any person.
All shares of Exchanged CTI Common Stock to be issued pursuant to this
Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of any preemptive or other right of any person.

Section 3.05  Subsidiaries and Predecessor.  CTI was
formerly known as
Mountain Surgical Centers, Inc., which was formerly known as Dimension
Capital. CTI has sixteen (16) wholly-owned subsidiaries, some of which have second-tier subsidiaries.

Section 3.06  Financial Statements.

(a) Included in the CTI Schedules is the audited balance sheet of CTI as of
June 30, 1995, and the related audited statements of earnings, stockholders' equity, and cash flows for each of the two (2) fiscal years ended June 30,
1995, and 1994, including the notes thereto, together with the related opinions of the independent certified public accountants of CTI. Also included are the unaudited balance sheet as of September 30, 1995, and the related unaudited statements of earnings and cash flows for the three months ended September 30, 1995, and 1994.

(b) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The balance sheets of
CTI present fairly, as of their respective dates, the financial position of
CTI. CTI did not have, as of the date of any of said CTI balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should have been reflected in a balance sheet or the notes thereto prepared in accordance with
GAAP, and all assets reflected therein present fairly the assets of CTI, in accordance with GAAP. The statements of operations, stockholders' equity, and cash flows present fairly the information required to be set forth therein under GAAP. CTI has maintained and will continue to maintain a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

(c) All such financial statements have been prepared in accordance with
Regulation S-B promulgated by the SEC regarding the form and content of requirements for financial statements to be filed with the SEC.

Section 3.07 Information. The information concerning CTI set forth in this
Agreement and in the CTI Schedules and in all filings and reports made by CTI with and to the SEC is complete and accurate in all material respects and, as of the date of such information, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.08 Options or Warrants. There are no existing warrants, calls, commitments or other rights of any character relating to authorized and unissued CTI stock, except (a) options, warrants, calls or commitments, if any, to which CTI is not a party and by which it is not bound; (b) options to acquire an aggregate of not more than 2,000,000 shares of CTI Common Stock;
(c) conversion rights held by the holders of CTI Preferred Stock to convert such stock into an aggregate of 667,000 shares of CTI Common Stock; and (d) an aggregate of 483,333 shares of CTI Common Stock for convertible debt.

Section 3.09 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the CTI Schedules, since the date of the most recent CTI balance sheet described in Section 3.06 and included in the CTI Schedules:

(a) There has not been (i) any material adverse change in the business, operation, assets or condition of CTI; or (ii) any damage, destruction or loss to CTI (whether or not covered by insurance) materially and adversely affecting the business, operations, assets or conditions of CTI;

(b) CTI has not (i) amended its article of incorporation or bylaws; (ii) declared or made, or agreed to declare and make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, more than 50,000 shares any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CTI; or
(iv) made any material change in its method of management, operation or accounting which is material to CTI;

(c) CTI has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CTI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than
Ten Thousand Dollars ($10,000) or assets, properties or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of CTI; or
(vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of CTI, CTI has not become subject to any law or regulation which materially and adversely affects, or in the future may materially and adversely affect, the business, operation, properties, assets or financial condition of CTI.

Section 3.10 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best knowledge of CTI, threatened in writing by or against CTI or affecting CTI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CTI is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, governmental agency or instrumentality.

Section 3.11 No Conflict with Other Instruments. The execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which CTI is a party or to which any of its properties or operations are subject, which would have a material adverse affect on CTI.

Section 3.12 Material Contract Defaults. CTI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or financial condition of CTI, and there is no event of default or other event which, with notice or the lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which CTI has not taken adequate steps to prevent such default occurring.

Section 3.13 Governmental Authorizations. Except as set forth in the CTI
Schedules, to the best knowledge of CTI, it has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by CTI of this Agreement and the consummation by CTI of the transactions contemplated hereby.

Section 3.14 Compliance with Laws and Regulations. Except as set forth in the CTI Schedules, CTI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or financial condition of CTI or except to the extent that noncompliance would not result in the incurrence of any material liability of CTI.

Section 3.15 CTI Schedules. CTI has delivered to Source and the Shareholders the following schedules, which are collectively referred to as the "CTI
Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and updated through the date of Closing, and instruments and data as of such date, or the date indicated on such schedules, all certified by the chief executive officer of CTI as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of CTI and NewCo in effect as of the date of this Agreement, as referred to in
Section 3.01;

(b) A schedule containing copies of resolutions adopted by the boards of directors of CTI and NewCo approving this Agreement and the transactions herein contemplated as referred to in Section 3.02.

(c)  A schedule containing the annual report of CTI on Form
10-KSB for the
year ended June 30, 1995 and the quarterly report on Form
10-QSB for the
quarter ended September 30, 1995;

(d) A schedule setting forth a description of any material change in the business, operations, assets, or condition of CTI since
September 30, 1995,
required to be provided pursuant to Section 3.09 hereof; and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CTI Schedules by
Sections 3.01 through 3.14.

                                    ARTICLE IV
                             PLAN OF REORGANIZATION

Section 4.01 Terms of Reorganization. The consideration for the merger of
Source into NewCo as a wholly-owned subsidiary of CTI, subject to all of the terms, covenants, and conditions set forth in this Agreement, shall be:

(a)  103,500 shares of CTI's restricted voting common stock;

(b) Sixty-Seven Thousand Five Hundred Dollars ($67,500) payable at Closing;
and

(c)  A promissory note in the amount of One Hundred Fifty-
Seven Thousand Five
Hundred Dollars ($157,500), payable to the Shareholders and delivered at
Closing, substantially in the form of the promissory note attached hereto as
Exhibit "A" (the "Note"). The Note will be secured by the grant of a security interest in the accounts receivable, customer contracts, and intellectual property of NewCo, substantially in the form of the security agreement attached hereto as Exhibit "B" (the "Security Agreement").

The consideration will be distributed to the Shareholders as follows:



Shareholders' Distribution





	Shareholder      	Shares of      Cash at     Cash
				CTI Stock      Closing     from Note


Richard F.
Brothers                  51,957        $33,885    $79,065

Richard C.
McKenna                   41,234        $26,892    $62,748

Debbie F.
Mattingly                 10,309        $6,723     $15,687

Section 4.02 The Merger. The articles of merger and plan of merger shall provide for the merger of Source with and into NewCo, with NewCo as the surviving entity. The merger shall result in the following:

(a) The Source Stock shall be converted into an aggregate of One Hundred
Three Thousand Five Hundred (103,500) shares of CTI Common
Stock.  All shares
of common stock held by Source as treasury shares shall be canceled. The shares of CTI Common Stock to be issued shall not be registered under the
Securities Act or applicable state securities laws and the certificates representing such shares shall contain the legend set forth in Section 5.07.

(b) Upon the Closing Date of the merger, the Shareholders shall, on the surrender of the certificate or certificates representing the Source Stock, receive a certificate or certificates evidencing shares of the Exchanged CTI
Stock as provided herein.

(c) On the Effective Date of the merger, the Source Stock shall be canceled, and all rights in respect thereof shall cease.

Section 4.03 Tax Obligations. The Shareholders shall be solely responsible for any tax due from the Shareholders with respect to the receipt by the
Shareholders of the consideration set forth in Section 4.01 of the Agreement and any tax obligation incurred or accrued by Source or the Shareholders.

Section 4.04  Closing Events.

(a) The Closing shall take place at the offices of Source located at 627
South 48th Street, Suite 100, Tempe, Arizona 85281 on or before February 10,
1996, or at such other place or at such other time or on such other date as the parties hereto may mutually agree.

(b) Subject to the terms and conditions of this Agreement, at the Closing on the Closing Date:

(i) The Shareholders shall deliver to CTI share certificates representing all of the Source Stock duly endorsed in blank or accompanied by duly executed stock powers (in blank).

(ii) Source and the Shareholders shall deliver to CTI the certificates,
Source Schedules, and other documents and instruments to be delivered under
Section 2.24 and Article VI hereof, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

(iii) CTI shall pay to the Shareholders the amount of cash which the
Shareholders have the right to receive in respect of the surrendered Source
Stock pursuant to Section 4.01(b) and shall deliver the Note and Pledge, along with the shares of NewCo stock to perfect the security interest granted under the Pledge, pursuant to Section 4.01(c).

(iv) CTI shall deliver to the Shareholders share certificates representing the Exchanged CTI Stock which the Shareholders have the right to receive in respect of the surrendered Source Stock pursuant to Section
4.01(a), issued in
such names and in such denominations as are designated by the Shareholders not less than five days before the Closing Date.

(v) CTI shall deliver to Source and the Shareholders the certificates, CTI
Schedules, and other documents and instruments to be delivered under Section
3.15 and Article VII hereof, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

(c) CTI, NewCo, and Source, respectively, each shall use its reasonable efforts to take all such action as may be necessary or appropriate to effectuate the merger as provided herein. If, at any time after the Closing
Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest NewCo with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of Source, the officers of NewCo are fully authorized in the name of Source and NewCo or otherwise to take, and shall take, all such lawful and necessary action.

Section 4.05 Effective Date. The Effective Date of the merger shall be the date, as defined in the articles of merger or plan of merger, on which the merger of Source with and into NewCo shall become effective in accordance with the laws of the State of Utah.

Section 4.06 Effect of Merger. On the Effective Date of the merger, NewCo and Source shall cease to exist separately, and Source shall be merged with and into NewCo, the surviving corporation, in accordance with the provisions of this Agreement, the articles of merger, and the plan of merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the State of Utah. NewCo, as the surviving corporation, shall possess all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of
NewCo and Source; all property, real, personal, and mixed, and all debts due to either of NewCo or Source on whatever account and all other things belonging to each of NewCo and Source and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of NewCo as they were of NewCo and Source; the title to any real estate, whether vested by deed or otherwise, in either NewCo or Source shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens on any property of either
NewCo or Source shall be preserved unimpaired, and all debts, liabilities, and duties of NewCo and Source shall thenceforth attach to NewCo and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by NewCo.

Section 4.07  Termination.
(a) This Agreement and the merger contemplated hereby may be terminated at any time prior to the Effective Date by the mutual consent of both CTI and
Source through action of their respective boards of directors. In the event of termination pursuant to this Section 4.07(a), no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

(b) This Agreement and the merger may be terminated at any time prior to the
Effective Date by action of CTI's board of directors if Source shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of
Source contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Section 4.07(b), no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this
Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

(c) This Agreement and the merger may be terminated at any time prior to the
Effective Date by action of Source's board of directors if CTI or NewCo shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of CTI or NewCo contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Section
4.07(c), no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

Section 4.08  Source Profit Sharing Plan.
Source has a profit sharing plan in which the Shareholders and certain employees participate. Source intends to terminate this profit sharing plan prior to the merger. In the event it is unable to do so for whatever reason, the Shareholders shall maintain control of the profit sharing plan and its assets.

	                           ARTICLE V
	         THE ACQUISITION OF THE EXCHANGED CTI STOCK

Section 5.01  Sale of Securities.  The consummation of this
Agreement and the
issuance of the Exchanged CTI Stock as contemplated herein, constitutes the offer and sale of securities as those terms are defined under the Securities
Act and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration requirements of the
Securities Act and applicable state statutes which depend, among other items, on the circumstances under which such securities are acquired.

Section 5.02 Representations by the Shareholders. In order to provide documentation for reliance upon such exemptions, the approval by Source and the Shareholders of this Agreement and the transactions contemplated hereby shall constitute the parties' acceptance of, and concurrence in, the following representations and warranties:

(a) Source and the Shareholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Exchanged
CTI Stock, and that
the acquisition and ownership of the Exchanged CTI Stock involves certain risks.

(b) Source and the Shareholders have received and read this Agreement and the annual report of CTI on Form 10-KSB for the year ended June 30, 1995, and the quarterly report on Form 10-QSB for the quarter ended September 30, 1995, and understand the risks related to the consummation of the transactions herein contemplated. Source and the Shareholders have been given an opportunity to meet with and ask questions or management of CTI concerning the business, operations, and assets of CTI and the transactions contemplated by this
Agreement.

(c) The Shareholders have such knowledge and experience in business and financial matters that they are capable of evaluating CTI and its business operations.

(d) The Shareholders are acquiring the Exchanged CTI Stock for their own account and not with a view for resale to others.

Section 5.03 Investment Intent. The Shareholders have not offered or sold any securities of CTI or interest in this Agreement and have no present intention of dividing the Exchanged CTI Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

Section 5.04  No Public Solicitation.  Source and the
Shareholders were at no
time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the Exchanged CTI Stock through this Agreement.

Section 5.05  Ability to Bear Risk of Investment.  The
Shareholders have
adequate means of providing for their current needs and possible contingencies and have no need now, and anticipate no need in the foreseeable future, to sell the Exchanged CTI Stock obtained through this Agreement. The
Shareholders are able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, are able to hold the Exchanged CTI Stock to be received for an indefinite period of time and have a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

Section 5.06 No Registration. The Shareholders understand that the Exchanged
CTI Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Exchanged CTI Stock may, under certain circumstances, be inconsistent with this exemption and may make the
Shareholders "underwriters" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of
"distribution" and that any subsequent disposition of the subject Exchanged
CTI Stock can only be effected in transactions which are not considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the shareholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in
Rule 144 promulgated under the Securities Act, and, after two years after the date the Exchanged CTI Stock is fully paid for, as calculated in accordance with Rule 144(d), sales of securities in reliance upon Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with Rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been or the preceding three months) an affiliate of the issuer.

Section 5.07 Restrictions on Transfer. The Shareholders acknowledge that the shares of Exchanged CTI Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available.
 CTI is under no obligation to register the Exchanged CTI
Stock under the
Securities Act. If Rule 144 is available (and no assurance is given that it will be), only sales of such Exchanged CTI Stock in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule. CTI is under no obligation to the undersigned to make Rule 144 available, and in the event Rule 144 is not available, compliance with
Regulation A or some other disclosure exemption may be required before the
Shareholders can sell, transfer, or otherwise dispose of such Exchanged CTI
Stock without registration under the Securities Act. CTI's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Exchanged CTI Stock, and the certificate representing the
Exchanged CTI Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT") AND
ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144
PROMULGATED
UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED
FOR
INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT
COMPLYING WITH
RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR
OTHER COMPLIANCE
UNDER THE SECURITIES ACT.

Section 5.08  Stop Order.  CTI may refuse to register
transfer of the
Exchanged CTI Stock in the absence of compliance with Rule
144 unless the
Shareholders furnish the issuer with an opinion of counsel reasonably acceptable to CTI stating that the transfer is permitted under applicable law.

Section 5.09 Additional Documentation. In order to more fully document reliance on the exemptions as provided herein, the Shareholders agree to execute and deliver to CTI such further letters of representation, acknowledgment, suitability, or the like, as CTI and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

Section 5.10 No Legal Opinion. Source, the Shareholders, and CTI acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.11 SEC Filings. CTI agrees that it will file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, such that the current public information requirement of Rule
144(c)(1),
promulgated under the Securities Act, shall be met.

	                           ARTICLE VI
	            CONDITIONS PRECEDENT TO OBLIGATIONS OF CTI

The obligations of CTI and NewCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations. The representations and warranties made by Source and the Shareholders in this Agreement shall be true as of the
Closing, and Source and the Shareholders shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by Source or the Shareholders, respectively, prior to or at the Closing. CTI and NewCo shall be furnished with a certificate, signed by the chief executive officer of Source and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer's Certificate. CTI and NewCo shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized chief executive officer of Source to the effect that:

(a) This Agreement has been duly approved by Source board of directors and the Shareholders and has been duly executed and delivered in the name and on behalf of Source by its duly authorized officer is pursuant to, and in compliance with, authority granted by Source's board of directors;

(b) The representations and warranties of Source set forth in this Agreement are true and correct as of the date of the certificate;

(c) There has been no material adverse change since the date of the balance sheet included in the Source Schedules in the financial condition, business, or operations of Source nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Source up to and including the date of the certificate, except as authorized by this Agreement;

(d) All material conditions required by this Agreement to have been met, satisfied, or performed by Source and the Shareholders have been met;

(e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of Source, pursuant to any mortgage, resolution, agreement, or instrument to which Source is a party;

(f) All material authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this
Agreement by Source and have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened in writing against so, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Source, the operations or business of Source, the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Source is bound or would in any way contest the existence of Source.

Section 6.03 Good Standing. CTI and NewCo shall have received a certificate of good standing with respect to Source, dated as of a date within twenty (20) days prior to the Closing Date, certifying what Source is in good standing as a corporation in Arizona.

Section 6.04  UCC Certificate.  CTI shall have received an
Arizona Uniform
Commercial Code certificate dated as of a date within five
(5) days of the
Closing Date to the effect that there are no encumbrances of record on the assets of Source, other than those disclosed in the Source Schedules.

Section 6.05 Employment Agreement. Richard F. Brothers has executed an employment agreement with CTI, NewCo and Source.

Section 6.06  Other Items.  CTI and NewCo shall have
received such further
documents, certificates, or instruments relating to the transactions contemplated hereby as CTI and NewCo may reasonably request.

	                       ARTICLE VII
	            CONDITIONS PRECEDENT TO OBLIGATIONS
	             OF SOURCE AND THE SHAREHOLDERS

The obligations of Source and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations. The representations and warranties made by CTI and NewCo in this Agreement shall be true as of the Closing and
CTI and NewCo shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by
CTI and NewCo prior to or at the Closing. Source shall have been furnished with a certificate, signed by the duly authorized chief executive and principal financial or accounting officer or officers of CTI and NewCo and dated the Closing Date, to the foregoing effect.

Section 7.02  Officer's Certificate.  Source and the
Shareholders shall have
been furnished with certificates dated the Closing Date and signed by the duly authorized officer or officers of CTI and NewCo to the effect that:

(a) This Agreement has been duly approved by CTI's and NewCo's boards of directors and has been duly executed and delivered in the name and on behalf of CTI and NewCo by duly authorized officers pursuant to, and in compliance with, authority granted by CTI's and NewCo's board of directors;

(b) The representations and warranties of CTI and NewCo set forth in this
Agreement are true and correct as of the date of the certificate;

(c) There has been no material adverse change since the date of the balance sheet included in the CTI Schedules in the financial condition, business, or operations of CTI and NewCo nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CTI and NewCo, up to and including the date of the certificate;

(d) All material conditions required by this Agreement to have been met, satisfied, or performed by CTI and NewCo have been met;

(e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of CTI and NewCo, pursuant to any mortgage, resolution, agreement, or instrument to which CTI and NewCo is a party;

(f) All material authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this
Agreement by CTI and NewCo have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened in writing against
CTI and NewCo, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition or operation of CTI and
NewCo, or the merger contemplated herein, or any material agreement or instrument by which CTI and NewCo are bound or would in any way contest the existence of CTI and NewCo.

Section 7.03 Good Standing. Source and the Shareholders shall have received a certificate of good standing from the Secretary of State of Nevada with respect to CTI, dated as of a date within ten (10) days prior to the date of this Agreement, certifying that CTI is in good standing as a corporation in the State of Nevada.

Section 7.04 Employment Agreement. Richard F. Brothers has executed an employment agreement with CTI and Source.

Section 7.05 Grant of Options. CTI will grant options to current employees of Source to purchase a total of 25,000 shares of CTI stock. The exercise price of the options will be eighty-five percent (85%) of the market price on the date of grant and the options will vest over a five (5) period.

Section 7.06 Other Items. Source and the Shareholders shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Source and the Shareholders may reasonably request.

	                         ARTICLE VIII
	                         MISCELLANEOUS

Section 8.01 Brokers. CTI and Source agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, CTI and Source each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this Section 8.01 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 8.02 Indemnification by the Shareholders. The Shareholders agree to indemnify and hold harmless CTI and NewCo and each of their respective directors and officers, and each person, if any, who controls CTI and NewCo within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability of
Ten Thousand Dollars ($10,000) or more, insofar as such losses, claims, damages, expenses, liabilities or actions arise directly out of any breach of any representation, warranty, covenant, or agreement in this Agreement by the
Shareholders or Source. The indemnity agreement contained in this Section
8.02 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of CTI and NewCo and shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years after the Closing Date.

Section 8.03 Indemnification by CTI and NewCo. CTI and NewCo agree to indemnify and hold harmless the Shareholders from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions, resulting in liabililty of Ten Thousand Dollars ($10,000) or more, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by CTI and NewCo. The indemnity agreement contained in this Section 8.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the
Shareholders and shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years after the
Closing Date.

Section 8.04 Tax Treatment. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation. All parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under
Section 368.  Although
this transaction has been structured in an effort to qualify for treatment under Section 368 of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

Section 8.05  Governing Law.  This Agreement shall be
governed by, enforced,
and construed under and in accordance with the laws of the United States of
America and, with respect to matters of state law, with the laws of the State of Utah.

Section 8.06 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

(a)  If to CTI or NewCo, to:

CTI Technologies, Inc.
986 West Atherton Drive
Salt Lake City, UT 84123
Attention:  Richard N. Beckstrand
Fax No:  (801) 265-3224
Confirmation (801) 263-1840

With copies to:

Prince, Yeates & Geldzahler
175 East 400 South, Suite 900
Salt Lake City, UT 84111
Attention:  Gregory E. Lindley
Fax No:  (801) 524-1099

(b)  If to Source or the Source Computing, Inc.
Shareholders, to:

627 South 48th Street, Suite 100
Tempe, AZ 85281
Attention: Richard F. Brothers
Fax No:  (602) 829-69197


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

Section 8.07 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.08 Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

Section 8.09 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the CTI Schedules or Source
Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which the information relates. Whenever any representation is made to the
"knowledge" of any party, it shall be deemed to be a representation that such officer or director has made a reasonable investigation of such matters.

Section 8.10 Third-Party Beneficiaries. This Agreement is solely between
CTI, NewCo and Source and the Shareholders, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.11 Entire Agreement. This Agreement, together with the other agreements entered into between the parties contemporaneously with this
Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreement between the parties, whether written or oral, have been merged into the Transaction
Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

Section 8.12 Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing of the transactions contemplated hereby.

Section 8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.15 Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

Section 8.16 Successors and Assigns. This Agreement shall insure to the benefit of and be binding on the parties and their successors, assigns, heirs, executors, and administrators.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

CUSA TECHNOLOGIES, INC.



By_________________________________
Duly Authorized Officer

NEW SOURCE COMPUTING, INC.



By________________________________
Duly Authorized Officer


SOURCE COMPUTING, INC.


By________________________________
Duly Authorized Officer

THE SHAREHOLDERS:


__________________________________
Richard F. Brothers


__________________________________
Richard C. McKenna


__________________________________
Debbie F. Mattingly